Exhibit 32

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of FreightCar America, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Nicholas J. Randall, President and Chief Executive Officer, and Michael A. Riordan, Vice President, Finance, Chief Financial Officer and Treasurer, respectively, of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)
the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 12, 2024	By:	/s/ NICHOLAS J. RANDALL
Nicholas J. Randall
President and Chief Executive Officer (Principal Executive Officer)

Date: August 12, 2024	By:	/s/ MICHAEL A. RIORDAN
Michael A. Riordan
Vice President, Finance, Chief Financial Officer and Treasurer (Principal Financial Officer)

A signed copy of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.